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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report  (Date of earliest event reported): November 10, 2000



                     PHOENIX RESOURCES TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


           Nevada                       000-19708                84-1034982
----------------------------          -----------                ----------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


               2 Penn Plaza, Suite 1500, New York City, NY 10121
               -------------------------------------------------
             (Address of principal executive offices)  (Zip Code)



      Registrant's telephone number, including area code:  (888) 709-3975



                                Not applicable
                                --------------
        (Former name or former address, if changed since last report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Asset Purchase Agreement between IBuyLine, Inc. and Phoenix Resources Technologies, Inc. ("PRTI") dated as of October 31, 2000 attached hereto as Exhibit 10.1, PRTI will transfer to IBuyLine, Inc. 625,000 shares of PRTI's restricted common stock as consideration for the purchase of various assets from IBuyLine, Inc. The transaction was valued at $5,000,000 and is an all stock purchase of the certain assets of IBuyLine, Inc., and includes the granting of a right to use license for the eCommerce technology back to IBuyLine, Inc. The closing of the acquisition is subject to IBuyLine shareholder approval and customary closing conditions. PRTI estimates that the transaction will affect its fourth quarter 2000 fiscal earnings.

On November 10, 2000, PRTI issued a press release attached hereto as Exhibit 99.1, announcing the purchase of the eCommerce system and the related intellectual property including patents and trademarks from IBuyLine, Inc. The acquisition of certain intellectual property of IBuyLine, Inc. is another step in management's ongoing process to execute its core strategy to provide an industry leading portfolio of XML based, cross-application integration software.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits:

     Exhibit No.                        Exhibit Description

     10.1 Asset Purchase Agreement between IBuyLine, Inc and PRTI dated as of October 31, 2000.

     99.1 Press Release of Phoenix Resources Technologies, Inc., dated November 10, 2000.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PHOENIX RESOURCES TECHNOLOGIES, INC.



                                    By:  /s/ Ron Wilkins
                                       --------------------------------
                                      Its: President and Chief Executive Officer

Date: November 21, 2000
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                                 EXHIBIT INDEX


Exhibit No.              Exhibit Description

10.1 Asset Purchase Agreement between IBuyLine, Inc and PRTI dated as of October 31, 2000.

99.1 Press Release of Phoenix Resources Technologies, Inc., dated November 10, 2000.